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                                                                    EXHIBIT 10.1

                         SALES REPRESENTATIVE AGREEMENT



      This Sales Representative Agreement (the "Agreement") is made and entered into as of March 31, 2005 (the "Effective Date"), by and between MOBILITY ELECTRONICS, INC., a Delaware corporation and its affiliates having its principal office at 17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona 85255 ("Mobility") and MOTOROLA, INC., a Delaware corporation, and its affiliates having its principal office at 600 North US Highway 45, Libertyville, Illinois 60048 ("Sales Rep"). Mobility and Sales Rep are sometimes each referred to herein as a "Party" and collectively, as the "Parties".

      1. FORMATION OF DIVISION.

            (a) Formation. Effective as of the Effective Date, Mobility will, for purposes of this Agreement, form a division of Mobility for the purpose of designing, developing, manufacturing, marketing and selling iTip Products (the "Division"). The Parties acknowledge and agree that the Division will not be a separate legal entity, but will be part of Mobility.

            (b) Resources and Expenses. The Division will utilize employees and resources of Mobility, but will maintain its own accounting records. The Division will be allocated the cost of dedicated personnel, resources and expenses (the "Direct Expenses"), a percentage of the cost of intellectual property filings, defense, enforcement and protection that is related to iTip Technology (the "IP Expenses") as provided below and a reasonable portion of any Mobility shared personnel, resources and expenses incurred on behalf of the Division (the "Indirect Expenses"); it being agreed and understood that: (i) all Permitted Sales Revenues (as defined below), cost of goods sold, and Direct Expenses shall be determined in accordance with generally accepted accounting principles, consistently applied ("GAAP"); (ii) 50% of the IP Expenses shall be allocated to the Division, and (iii) a reasonable portion of the quarterly Indirect Expenses shall be allocated to the Division; provided, however, that notwithstanding the above, the total sales, marketing, research and development and general and administrative expenses, Indirect Expenses and IP Expenses of the Division (excluding the iTip Products Commission (and any similar commission to any other sales representative of Mobility)) (the "Total Operating Expenses") shall not exceed (1) if the Permitted Sales Revenues of the Division for any calendar year is less than $50 million, thirty percent (30%) of the Permitted Sales Revenue of the Division for such calendar year; (2) if the Permitted Sales Revenue of the Division for any calendar year is at least $50 million but less than $100 million, the lesser of (A) twenty five percent (25%) of the Permitted Sales Revenue of the Division for such calendar year, or (B) the percentage equal to Mobility's overall sales, marketing, research and development, and general and administrative expenses as compared to its overall revenues (net of returns and allowances) for such calendar year (for each calendar year, the "Maximum Overall Operating Expense Percentage"); (3) if the Permitted Sales Revenue of the Division for any calendar year is $100 million or more, the lesser of (A) twenty percent (20%) of the Permitted Sales Revenue of the Division for such calendar year, or (B) the Maximum Overall Operating Expense Percentage for such calendar year. The limitations set forth in (1), (2) and (3) of the previous sentence being collectively referred to as the "Maximum Percentages".


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            (c) Management. The Division will be under the management and control of Mobility.

      2. ENGAGEMENT OF SERVICES.

            (a) Generally. Sales Rep will serve as Mobility's non-exclusive, worldwide representative for the sale of Mobility's Computer Products and Mobility's iTip Products (collectively, the "Mobility Products"). For purposes of this Agreement:

                  (i) "Computer Products" means Mobility's existing line of
            universal power products for computers (including notebook, laptop, handheld, tablet computers and the like, but excluding personal digital assistants, wireless internet (or e-mail devices), smartphones and the like (the "Portable Computers")) and all future versions (including expanded functionality), modifications, enhancements, and derivatives to such products, and any new universal power product for Portable Computers which is 60 watts or more in power and is offered for sale by Mobility from time to time. Such products may also include features for charging non-computer mobile electronic devices. Some of the current Computer Products currently offered for sale by Mobility are listed in Exhibit B attached hereto.

                  (ii) "iTips" means any tip, cord or removable or
            interchangeable item that utilizes iTip Technology to remotely program a power product (including the remote programming of any iTip Product) to correctly determine and provide the appropriate voltage, current and/or power requirements for the purpose of operating or charging the battery for an electronic device (e.g., cell phones, PDA's, digital cameras, MP3 players, CD players, and the like).

                  (iii) "iTip Products" means Mobility's existing line of
            universal power products for use with mobile electronic devices and all future versions (including expanded functionality), modifications, enhancements, and derivatives to such products, and any new universal power products offered for sale by Mobility from time to time, which: (i) are 70 watts or less in power; (ii) utilize iTip Technology; and (iii) cannot be used to power or charge a Portable Computer. Some of the current iTip Products currently offered for sale by Mobility are listed in Exhibit B attached hereto.

                  (iv) "iTip Technology" means the underlying iTip, combination
            AC/DC, simultaneous charging and other related Intellectual Property Rights (as defined below) of Mobility that are incorporated into the iTips and products of Mobility that utilize iTips, including, but not limited to, the patents and patents pending listed on Exhibit A attached hereto.

            (b) Sales Channels and Territory. Sales Rep shall have the worldwide right to act as Mobility's sales representative for the sale of Mobility Products; provided, however, that in the event of any channel conflict issues affecting Sales Rep, Mobility shall consult with Sales Rep regarding such issues and give due consideration to the input provided by Sales Rep. Mobility shall then resolve such issues in a manner which considers the interests of all Parties


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and third parties involved in the channel conflict issue (including, without limitation, consideration of Sales Rep's pre-existing relationships with carrier customers). In the event that Sales Rep does not accept Mobility's resolution of the channel conflict issue, Sales Rep can appeal such decision to the Chief Executive Officer, President or Chief Operating Officer of Mobility, who shall make the final determination of such channel conflict issue. If following such final determination Sales Rep still does not accept such resolution, Sales Rep may terminate this Agreement without liability upon written notice to Mobility, in which event, this Agreement shall be null and void and of no further force or effect. Notwithstanding anything in this Agreement to the contrary, Sales Rep will not have the right to sell Computer Products to the customers identified in Exhibit C attached hereto, except as approved in advance in writing by Mobility from time to time. Sales Rep will use good faith efforts to market iTips Products to its carrier and wireless distributor customers, and to other persons as agreed to by the Parties. In addition, Sales Rep and Mobility agree to work together to develop a plan for including iTips in handset packaging.

            (c) Sales Policies. All sales activities conducted by Sales Rep pertaining to the Mobility Products will be in accordance with the sales policies of Mobility, which sales policies are attached hereto as Exhibit D (which sales policies may be changed by Mobility from time to time after prior written notice to, and notice and consultation with, Sales Rep). In the event that Sales Rep does not accept any change made by Mobility to its sales policy, Sales Rep can appeal such decision to the Chief Executive Officer, President or Chief Operating Officer of Mobility, who shall make the final determination of such sales policy change. If following such final determination Sales Rep still does not accept such sales policy change, Sales Rep may terminate this Agreement without liability upon written notice to Mobility, in which event, this Agreement shall be null and void and of no further force or effect. All orders for the Mobility Products shall be solicited at prices specified by Mobility. Sales Rep acknowledges specifically that all sales solicitations are to be made on the basis of Mobility's sales policy as provided in Exhibit D, as may be changed as provided above.

            (d) Sales Orders. All sales orders and agreements relating to the purchase of Mobility Products shall be subject to approval by Mobility, and all contracts and purchase orders shall be executed and placed with Mobility. Mobility's approval of a sales order or agreement relating to the purchase of Mobility Products shall be based primarily on Sales Rep's compliance with Mobility's sales policies. Sales Rep shall promptly notify Mobility with respect to any and all customers who are interested in purchasing Mobility Products, and any and all potential customer issues. If Sales Rep desires pre-approval by Mobility of a sales order for a particular potential customer, Mobility shall, upon the request of Sales Rep, provide Sales Rep certain terms and conditions for such pre-approval (e.g., quantity, price, payment terms and delivery schedule). Notwithstanding anything to the contrary contained in this Agreement, no order for Mobility Products shall be binding unless accepted in writing by an authorized representative of Mobility (except that any pre-approved conditions quoted by Mobility to Sales Rep for a particular potential customer for a specified order shall be binding upon Mobility for that particular customer pertaining to such specified order).

            (e) Collection Activities. Mobility shall be responsible for the collection of all accounts receivable relating to the sale of Mobility Products, but Sales Rep agrees to provide reasonable assistance to Mobility in this area for customers of Mobility managed by Sales Rep


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(e.g., making phone calls, requesting payment and/or other communications with the customer) as reasonably requested by Mobility from time to time.

            (f) Rolling Forecast. Mobility and Sales Rep will work together to formulate, on a monthly basis, a detailed, non-binding, rolling 12-month forecast for: (i) Sales Rep's sales of Mobility Products (broken-down by product, customer and geography) on behalf of Mobility; and (ii) Mobility's manufacturing and delivery schedule and backlog, with the first forecast being completed on or prior to April 30, 2005.

            (g) Customer Support and Other Product Issues. Except as otherwise specified herein, Mobility shall be responsible for all Mobility Product related issues (and expenses), including, without limitation, technical support and warranty issues. Furthermore, Sales Rep will not hold any inventory under this Agreement nor will Sales Rep be responsible for any costs of distribution programs established by Mobility. Notwithstanding the above, all of the costs and expenses described above in this subsection (g) shall be considered costs and expenses of the Division and shall be paid for by the Division.

            (h) Representations and Warranties. Mobility represents and warrants that it is under no obligation or restriction, and it will not assume or incur any such obligation or restriction, that does or would in any material way interfere or conflict with the performance of this Agreement by Mobility. Mobility represents and warrants that (i) it has and will have full and sufficient title and/or right and interest to the Mobility Products and underlying technology to grant the rights to Sales Rep that are granted pursuant to this Agreement; and (ii) neither the execution or performance by Mobility of this Agreement, nor the consummation of any transactions contemplated herein does or will (a) violate any law, order, regulation or ruling applicable to Mobility, or (b) infringe any intellectual or other property, personal or contract rights of any third party. To the extent permitted under Regulation FD, Mobility agrees to promptly inform Sales Rep upon the occurrence of: (i) Mobility's receipt of any third party intellectual property infringement claims and any third party material lawsuits, in either case, which affects the Division or the iTip Technology; (ii) any change to the composition of Mobility's senior management team; and (iii) any decision by Mobility to undergo a Change in Control (as defined in Section 8(b)) or to enter into a joint venture, partnership or acquire all or substantially all of the assets of a third party, in any case. which affects the Division or the iTip Technology.

            (i) Most Favored Sales Representative. Mobility represents and warrants that it will not enter into any sales representative agreement related to iTip Products which provides for a "profits participation" type of sharing arrangement similar to that of Section 3(a) below on terms and conditions more favorable than those set forth in this Agreement.

      3. COMMISSIONS.

            (a) Commissions for iTip Products. Mobility will pay Sales Rep a commission, payable on a calendar quarterly basis, equal to twenty-four and one half percent (24.5%) of the "Pre-Commission EBIT" earned by the Division during each calendar quarter (collectively, the "iTip Products Commission"); provided, however, if Pre-Commission EBIT for any period is a negative number (i.e., a loss for such period) (an "EBIT Loss"), then the EBIT


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Loss shall be allocated entirely to Mobility, and for any subsequent period(s)
in which there is a positive pre-Commission EBIT, Mobility shall be allocated all of such Pre-Commission EBIT until Mobility recovers all EBIT Loss previously allocated to Mobility. For purposes of calculating the Commission, the following terms shall have the following meanings:

                  (i) "Pre-Commission EBIT" means Permitted Sales Revenues of the Division for iTip Products less: (1) returns and allowances for iTip Products; (2) cost of goods sold of the Division for iTip Products (excluding cost of goods sold for products where the revenue is excluded from the definition of Permitted Sales Revenue (as provided in such definition)); (3) the Direct Expenses of the Division; (4) the IP Expenses; and (5) the Indirect Expenses of the Division.

                  (ii) "Permitted Sales Revenues" means all revenues (including without limitation, licensing revenues and sales revenues) of the Division for iTip Products and/or iTip Technology, excluding: (1) the Computer Portion of the sales revenues attributable to any product that is an iTip Product, but is bundled with any one or more Computer Products; and (2) revenues generated from the sale of the products through the RadioShack Channel during the transition period as provided for in Exhibit E attached hereto. As used above, (i) "Computer Portion" shall mean that portion of sales revenue for the bundled product multiplied by a fraction, the numerator of which shall be the manufactured suggested retail price of the Computer Product contained in such bundled product, and the denominator of which shall be the manufactured suggested retail price of the iTip Product portion of the bundled product plus the manufactured suggested retail price of the Computer Product contained in such bundled product (provided, however, that the portion remaining after excluding the Computer Portion must be greater than the manufacturing cost of the iTip Product portion of the bundled product); and (ii) "RadioShack Channels" shall mean RadioShack Corporation's retail stores (including its dealer/franchise stores, but excluding its Sam's Club program, and its Sprint kiosk program) in the United States and its territories and Mexico, and RadioShack.com.

            (b) Commissions for Computer Products. Mobility will pay Sales Rep a commission, payable on a calendar quarterly basis, equal to three percent (3.0%) of the sales price (net of returns and allowances) for any Computer Product sold by Sales Rep under this Agreement during each calendar quarter; provided, however, for any Computer Product bundled with any iTip Product, such commission shall be reduced by the three percent (3.0%) of the iTip Portion (the "Computer Products Commission", and collectively with the iTip Products Commission, the "Commissions"). As used above, "iTip Portion" shall mean that portion of sales revenue for the bundled product multiplied by a fraction, the numerator of which shall be the manufactured suggested retail price of the iTip Product contained in such bundled product, and the denominator of which shall be the manufactured suggested retail price of the iTip Product portion of the bundled product plus the manufactured suggested retail price of the Computer Product contained in such bundled product.

            (c) Payments. Within twenty (20) days after the end of each calendar quarter, Mobility shall provide a report to Sales Rep setting forth the Commission due to Sales Rep for


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such calendar quarter (the "Commission Report"), and shall pay such Commissions concurrent with the delivery of the Commission Report.

            (d) Audit Rights. Mobility agrees to make and maintain such books, records and accounts as are reasonably necessary to verify the accuracy of the Commissions payments made to Sales Rep. Mobility agrees that it will, at the sole expense of Sales Rep, permit Sales Rep's auditors to have reasonable access to Mobility's business records and books of account, upon at least five (5) business days' prior notice and no more than once during each fiscal year, during Mobility's normal business hours for the purpose of determining whether the appropriate Commissions have been made to Sales Rep for the prior 12-month period. If any such audit discloses that Mobility has underpaid Sales Rep, Mobility agrees to pay any shortfall within thirty (30) days; provided, however, if Mobility disagrees with any underpayment, Mobility will direct its auditors to engage in discussions with Sales Rep's auditors in order to reach a mutually agreeable resolution of the issue. If any such audit discloses an underpayment of over five percent (5%) of amounts otherwise owed to Sales Rep, Mobility shall reimburse Sales Rep for the reasonable costs of the audit. If any audit discloses any overpayment to Sales Rep by Mobility, Sales Rep shall refund the amount of such overpayment within thirty (30) days. Notwithstanding anything to the contrary contained in this subsection (d), if during a calendar year the Total Operating Expenses (expressed as a percentage of the Permitted Sales Revenue of the Division) do not exceed the Maximum Overall Operating Expense Percentage for such calendar year, then in no event may Sales Rep audit or question any determination by Mobility to incur a particular cost or expense or take a particular action (e.g., hire personnel, purchase equipment, develop a product, sue for intellectual property infringement, etc); although Sales Rep may audit whether the allocation was proper.

            (e) Commissions Adjustments. Returns, allowances, other deductions from the sale price, or any other adjustments to the Commissions calculations shall be debited or credited, as appropriate, during the calendar quarter in which they arise.

      4. EXPENSES. Mobility shall have no liability for any expenses that may be incurred by Sales Rep to carry out its obligations under this Agreement. Sales Rep agrees that it shall incur no expense chargeable to Mobility except as may be specifically authorized in advance and in writing by an authorized officer of Mobility.

      5. MARKETING MATERIALS. Mobility will provide, without cost to Sales Rep, reasonable supplies of standard advertising literature and samples which Mobility deems to be required to encourage and facilitate the sale of the Mobility Products. In the event that a customer or potential customer desires or requires specialized marketing materials and/or advertising allowances in order to undertake a marketing or advertising program involving Mobility Products, Mobility and Sales Rep shall work together to determine the extent of Mobility's financial commitment thereto, if any; it being the intent of the Parties that Mobility will incur such types of expenses in situations where it is economically justified or "standard practice" (e.g., carrier co-op programs). Such commitments by Mobility will be deemed Direct Expenses of the Division.

      6. NON-COMPETITION AND RESTRICTED ACTIVITIES.


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            (a) Sales Rep agrees that during the Term it will cause the Motorola
Mobile Devices Business, as the same may be reorganized or restructured from time to time not to manufacture, have manufactured, offer to sell, sell, market or distribute any product that is a "Competitive Functional Equivalent". As used herein, "Competitive Functional Equivalent" shall mean any product that incorporates or utilizes iTip Technology.

            (b) Only Sales Rep's Mobile Devices Business, and no other part of Sales Rep including any Affiliates, ("Motorola MDB") hereby agrees that so long as Sales Rep owns any securities of Mobility, Motorola MDB will not directly or indirectly: [*].

            (c) As used above, an "Affiliate" of any Party means any corporation, entity or person controlling, controlled by , or under common control with such Party.

      7. INDEPENDENT CONTRACTOR RELATIONSHIP. The relationship of Sales Rep to Mobility shall be that of special representative for purposes of sales solicitation. Sales Rep shall not be considered the agent or legal representative of Mobility for any purpose, except as provided herein, and no officer, agent or employee of Sales Rep shall be considered as having employee status with Mobility. Sales Rep shall remain, for all purposes, an independent contractor and nothing in this Agreement shall constitute Sales Rep as an agent, representative, subsidiary, joint venture, partner, employee, or servant of Mobility for any purpose whatsoever. Sales Rep is not granted the right of authority to assume, or to create any obligation or responsibility, express or implied, on behalf of, or in the name of, Mobility, except as may be provided herein, or as may specifically be authorized in writing by an authorized official of Mobility.

      8. TERM AND TERMINATION.

            (a) Initial Term. This Agreement shall be effective as of the Effective Date and shall remain in effect for fifteen (15) years following the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically renew for subsequent one year periods (each, a "Renewal Term"), unless either Party terminates this Agreement by written notice to the other Party at least one hundred and twenty (120) days prior to the end of the Initial Term or any Renewal Term. The Initial Term and any Renewal Term(s) are collectively referred to herein as the "Term". Notwithstanding anything in this Agreement to the contrary: (i) Sales Rep may terminate this Agreement upon written notice to Mobility at any time after five (5) years following the Effective Date, in which case, all terms and provisions of this Agreement shall terminate and be of no further or effect; and (ii) if this Agreement expires at the end of any Initial Term or Renewal Term or is terminated by Sales Rep after the Initial Term then the provisions of Sections 3(a), (c), (d) and (e) and
Section 6, as well as the applicable definitions in this Agreement, shall survive such expiration or termination, unless Sales Rep provides a written notice to Mobility at the time of such expiration or termination that Sales Rep elects to terminate the provisions of Sections 3(a), (c), (d) and (e) above, in which event all terms and provisions of this Agreement shall terminate and be of no further force or effect.

--------------------------------------------------------------------------------
* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.


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            (b) Termination. In addition to the other termination rights set forth in this Agreement, a Party will only have the right to terminate this Agreement during the Term if (i) the non-terminating Party is declared or acknowledges that it is insolvent or otherwise unable to pay its debts as they become due or upon the filing of any proceeding (whether voluntary or involuntary) for bankruptcy, insolvency or relief from creditors; (ii) a Change of Control (defined below) of a Party has occurred; and/or (iii) the non-terminating Party has committed (through any act or omission) a material default or breach of any covenant, obligation, representation or warranty under this Agreement, and such default or breach has not been cured within thirty (30) days after receipt of written notice from the other Party specifying such default or breach. Any determination to terminate this Agreement following the expiration of such thirty (30) day notice shall be in writing and delivered to the other Party. Upon any such termination, this Agreement shall be null and void and of no further force or effect. "Change of Control" shall mean (a) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Party; (b) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than fifty percent (50%) of either: (i) the then outstanding shares of common stock of any Party hereto; (ii) the combined voting power of the then outstanding voting securities of any Party hereto entitled to vote generally in the election of directors; or (iii) the income and profits interest of the general partners or limited partners where the entity is a limited partnership; or (c) in the case of Mobility, the consummation of a reorganization, merger or consolidation or sale or other disposition of the Division. The right to terminate the Agreement as a result of a Change of Control shall lie only with the Party who did not have a Change of Control.

            (c) Liability Upon Termination. Neither Party shall be liable to the other, because of such termination, for compensation (other than Commission which may become payable as a result of orders accepted by Mobility prior to termination and released for shipment within ninety (90) days after such termination), reimbursement, or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases, or any type of commitments made in connection with the business of either caused by the termination of this Agreement.

            (d) Return of Materials. Upon termination, Sales Rep shall immediately return all proprietary and confidential material, including but not limited to price books, customer catalogues, installation drawings, sales manuals, designer guides and owner's manuals.

            (e) Mitigation of Damages. Upon the occurrence of an event creating grounds for termination under this Section 8, the Parties shall use commercially reasonable efforts to mitigate damages caused by the occurrence of such event.

      9. CONFIDENTIALITY AND NON-DISPARAGEMENT. Each Party agrees to identify in writing as confidential or proprietary, or mark as confidential or proprietary, any information that either Party deems to be confidential information. Each Party agrees that information that is disclosed orally shall not be considered confidential information unless it is reduced to writing or to a written summary that identifies the orally-disclosed topics to be considered as confidential information and such writing is provided to the recipient at the time of disclosure or within thirty


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(30) days thereafter. Each Party agrees to treat such confidential information as strictly confidential and shall take reasonable precautions to safeguard such information, shall not use it for any unauthorized purposes, and shall not disclose it to any third party without the prior written consent of the Party from whom it was obtained; provided, however, that the Party receiving the confidential information may disclose such information to its responsible officers, employees, agents and representatives who require such information for the purposes contemplated by this Agreement, provided that such persons shall be subject to the obligations of confidentiality provided in this Section 9. Notwithstanding this Section 9, confidential information shall not include information that: (i) the recipient can demonstrate by written evidence was lawfully in its possession prior to its first receipt of such information from the deliverer thereof; (ii) is independently developed by the recipient without use of any confidential information of the other Party; (iii) is or becomes available in the public domain at the time of disclosure or thereafter other than as a result of disclosure by the recipient; or (iv) is received from a third party with a legal or contractual right to disclose such information. Each Party agrees to conduct its business in such a way as not to damage the other's valuable reputation, or disparage such Party, its employees, directors, parent, subsidiaries, or affiliates.

      10. LIMITATION OF LIABILITY.

            (a) TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

            (b) IN NO EVENT SHALL MOBILITY OR ITS SUPPLIERS BE LIABLE TO SALES REP FOR ANY UNAUTHORIZED REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY SALES REP.

      11. INDEMNIFICATION.

            (a) Indemnity. Subject to the limitations set forth in Section 10(a), each Party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other Party and its officers, directors, employees, agents and subsidiaries, and each of its representatives, and its successors and permitted assigns (an "Indemnified Party") at all times from and after the Effective Date from and against Damages that the Indemnified Parties may at any time suffer or incur or become subject to as a direct or indirect result of: (i) any breach of any representation or warranty made by the Indemnifying Party in this Agreement;
(ii) any breach or default in the performance by the Indemnifying Party of any of the covenants to be performed by the Indemnifying Party under this Agreement;
(iii) any gross negligence, willful misconduct or dishonesty of the Indemnifying Party or its employees, agents, representatives, contractors or any other person under its control; (iv) any infringement of intellectual property rights of any third person resulting from any Party's use of any such intellectual property rights that is provided by the Indemnifying Party; or (v) any acts or omissions of the Indemnifying Party in violation of federal, state or local laws.


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            (b) Damages. For the purposes of this Agreement, the term "Damages"
shall include all losses, costs, expenses, damages and liabilities incurred by, and all claims made and amounts finally awarded or charged against any Indemnified Party, including all payments and settlements in discharge thereof, and reasonable professional and attorneys' fees and expenses incurred in investigating or in attempting to avoid the same or oppose the imposition thereof (provided, however, that for claims between the Parties, Damages shall include attorneys' fees only under circumstances of the gross negligence or willful behavior of the Indemnifying Party), together with lawful interest thereon. The term "Damages" shall not include any amounts for which any Indemnified Party actually receives payment under an insurance policy, excluding self-insured amounts and deductible amounts which are deemed "Damages" hereunder.

      12. GENERAL.

            (a) Notices. All notices hereunder given by a Party shall be in writing and shall be hand delivered or sent by U.S. Registered or Certified Mail, postage prepaid, return-receipt requested, or delivered by a courier company, prepaid, to the addresses indicated below. The addresses of the Parties until further written notice to the contrary are:

                  Mobility:            Mobility Electronics, Inc.
                                       17800 Perimeter Drive, Suite 200
                                       Scottsdale, Arizona  85255
                                       Attn: Charles R. Mollo, CEO

                  Sales Rep:           Motorola, Inc.
                                       600 North US Highway 45
                                       Libertyville, Illinois  60048
                                       Attn: President and CEO,
                                             Mobile Devices Business

                  with a copy to:      Motorola, Inc.
                                       600 North US Highway 45
                                       Libertyville, Illinois  60048
                                       Attn: Law Director,
                                             Mobile Devices Business

            (b) Headings. The headings and captions used in connection with the Sections and paragraphs of this Agreement are inserted only for the purpose of reference. Such captions shall not be deemed to govern, limit, modify, or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof; nor shall such captions otherwise be given any legal effect.

            (c) Choice of Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of New York and applicable federal law, without reference to any conflicts of laws principles that may require reference to the laws of other jurisdictions.

            (d) Severability. If any provision of this Agreement should be determined by a court of competent jurisdiction to be void or in any measure unenforceable, the Parties intend that such determination shall amend or modify this Agreement by eliminating or modifying only those provisions affected by the determination.

            (e) Amendments. This Agreement may be amended or modified only by a written agreement signed by both Parties.

            (f) Entire Agreement. This Agreement contains the complete statement of all the agreements between the Parties with respect to its subject matter, and cannot be changed or terminated orally, and will be binding upon and shall inure to the benefit of such Party's successors and permitted assigns.

            (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

            (h) Assignment. Except where expressly provided in this Agreement to the contrary, a Party shall not assign or in any other way transfer this Agreement or any right or obligation hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed . This Section 12(h) shall not in any manner affect a Party's right to terminate this Agreement upon the occurrence of a Change of Control if permitted to do so under Section 8(b) above.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

                                    MOBILITY ELECTRONICS, INC.


                                    By:  /s/ Charles R. Mollo
                                         --------------------
                                            Charles R. Mollo,
                                            Chief Executive Officer



                                    MOTOROLA, INC.


                                    By:  /s/ Susan M. Fullman
                                         --------------------
                                            Susan M. Fullman,
                                            Corporate Vice President
                                            Customer Solutions & Support
                                            Motorola Mobile Devices

                                   EXHIBIT A

                                 ITIP TECHNOLOGY

ISSUED POWER PATENTS


ISSUED PATENT #      TITLE
---------------      -----
5,347,211            Selectable Output Power Converter

6,643,158            Dual input AC/DC to Programmable DC
                     Output Converter

6,700,808            Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     Utilizing A Secondary Buck Converter

6,650,560            Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     Utilizing Single-Loop Optical Feedback

6,751,109            Dual Input AC/DC Battery Operated
                     Power Supply

6,064,177            Two-Part Battery Charger/Power Cable
                     Article with Multiple Device Capability

6,433,274            Power Converter Device

                     Dual Input AC/DC to Programmable DC
6,775,163            Output Converter

6,791,853            Dual Input AC/DC Power Converter
                     Having a Programmable Peripheral Power
                     Hub Module

D2004/1351/A         Singapore - 5 Watt Connector Solid
                     Lines

D2004/1352/H         Singapore - 5 Watt Receptacle Solid
                     Lines

D2004/1353/D         Singapore - 15 Watt Connector Solid
                     Lines

D2004/1354/J         Singapore - 15 Watt Receptacle Solid
                     Lines

D2004/1355/G         Singapore - 25 Watt Connector Solid
                     Lines

D2004/1356/C         Singapore - 25 Watt Receptacle Solid
                     Lines

D2004/1357/Z         Singapore - 35 Watt Connector Solid
                     Lines

D2004/1358/F         Singapore - 35 Watt Receptacle Solid
                     Lines

157405               Australia - 15 Watt Connector Solid
                     Lines

157401               Australia - 15 Watt Receptacle Solid
                     Lines

157404               Australia - 15 Watt Connector Solid
                     Lines

157507               Australia - 15 Watt Receptacle Solid
                     Lines

157403               Australia - 15 Watt Plug only

157400               Australia - 25 Watt Receptacle Solid
                     Lines

157406               Australia - 25 Watt Connector Solid
                     Lines

157503               Australia - 25 Watt Receptacle Solid
                     Lines

157506               Australia - 25 Watt Plug only

157402               Australia - 35 Watt Receptacle Solid
                     Lines

157399               Australia - 35 Watt Connector Solid
                     Lines

157505               Australia - 35 Watt Receptacle Solid
                     Lines

157502               Australia - 35 Watt Connector Solid
                     Lines

157508               Australia - 35 Watt Plug only


PENDING POWER PATENT APPLICATIONS

SERIAL #             TITLE
10/790,654           Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     Utilizing A Secondary Buck Converter

10/715,259           Dual Input AC and DC Power Supply
                     Having A Programmable DC Output
                     Utilizing Single-Loop Optical Feedback

US02/03542 PCT       Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     Utilizing A Secondary Buck Converter

US02/34766 PCT       Dual Input AC/DC Battery Operated
                     Power Supply

US02/34749 PCT       Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     Utilizing Single-Loop Optical Feedback

US02/34748 PCT       Dual Input AC/DC to Programmable DC
                     Output Converter

10/623,060           Programmable Power Converter

60/494,860           Dual Input AC/DC Fuel Cell Operated
                     Power Supply

10/663,868           Compact Electronics Plenum

60/525,857           Retractable Cable System For Power
                     Converter

02707726.2           Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     (Europe)

02815764.8           Dual Input AC and DC Power Supply
                     Having a Programmable DC Output (China)

10-2004-7002345      Dual Input AC and DC Power Supply
                     Having a Programmable DC Output (South
                     Korea)

2003-541,122         Dual Input AC and DC Power Supply
                     Having a Programmable DC Output (Japan)

2004104345           Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     (Russia)

2002242115           Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     (Australia)

160167               Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     Utilizing a Secondary Buck Converter
                     (Israel)

2004/0930            Dual Input AC and DC Power Supply
                     Having a Programmable DC Output (South
                     Africa)

00315/DELNP/2004     Dual Input AC and DC Power Supply
                     Having a Programmable DC Output (India)

2004 0455            Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     (Norway)

200400703-5          Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     (Singapore)

2,454,044            Dual Input AC and DC Power Supply
                     Having a Programmable DC Output
                     (Canada)

10/790,877           Key Universal Power Tip and Power
                     Source Connectors

US2004/007084 PCT    Dual Input AC/DC Power Converter
                     Having A Programmable Peripheral Power
                     Hub Module

US04/16292 PCT       Key Universal Power Tip and Power
                     Source Connectors

10-2004-7006621      Dual Input AC/DC Battery Operated
                     Power Supply (South Korea)

2003-541,121         Dual Input AC/DC Battery Operated
                     Power Supply (Japan)

2002342210           Dual Input AC/DC Battery Operated
                     Power Supply (Australia)

US02/34766           Dual Input AC/DC Battery Operated
                     Power Supply ( China)

02776371.3           Dual Input AC/DC Battery Operated
                     Power Supply (Europe)

2,466,162            Dual Input AC/DC Battery Operated
                     Power Supply (Canada)

01172/DELNP/200      Dual Input AC/DC Battery Operated
                     Power Supply (India)

US04/19301 PCT       Programmable Power Converter

US04/16292           Key Universal Power Tip and Power
                     Source Connectors (China)

10-2004-7013263      Key Universal Power Tip and Power
                     Source Connectors (South Korea)

US04/16292           Key Universal Power Tip and Power
                     Source Connectors (Japan)

US04/16292           Key Universal Power Tip and Power
                     Source Connectors (Russia)

2004208705           Key Universal Power Tip and Power
                     Source Connectors (Australia)

US04/16292           Key Universal Power Tip and Power
                     Source Connectors (Israel)

2004/6728            Key Universal Power Tip and Power
                     Source Connectors (South Africa)

US04/16292           Key Universal Power Tip and Power
                     Source Connectors (India)

US04/16292           Key Universal Power Tip and Power
                     Source Connectors (Norway)

US04/16292           Key Universal Power Tip and Power
                     Source Connectors (Singapore)

2,475,060            Key Universal Power Tip and Power
                     Source Connectors (Canada)

29/198,752           CONNECTOR ( 5 Watt Connector TIP)

29/198,801           CONNECTOR (15 Watt Connector TIP)

29/198,777           CONNECTOR (25 Watt Connector TIP)

29/198,775           CONNECTOR (35 Watt Connector TIP)

29/198,754           CONNECTOR ( 5 Watt Receptacle)

29/198,776           CONNECTOR (15 Watt Receptacle)

29/198,755           CONNECTOR (25 Watt Receptacle)

29/198,756           CONNECTOR (35 Watt Receptacle)

29/206,090           CONNECTOR (5 Watt Connector-Revised)

29/206,089           CONNECTOR (5 Watt Receptacle-Revised)

                                                                          CANADA

08-901134CA          5 Watt Connector Dashed/Solid Lines

08-901135CA          5 Watt Receptacle Dashed/Solid Lines

08-901136CA          15 Watt Connector Dashed/Solid Lines

08-901137CA          15 Watt Receptacle Dashed/Solid Lines

08-901138CA          25 Watt Connector Dashed/Solid Lines

08-901139CA          25 Watt Receptacle Dashed/Solid Lines

08-901140CA          35 Watt Connector Dashed/Solid Lines

08-901141CA          35 Watt Receptacle Dashed/Solid Lines

                                                                           CHINA
DIM040859            5 Watt Connector/Receptacle Solid Lines

DIM040860            15 Watt Connector/Receptacle Solid Lines

DIM040869            25 Watt Connector/Receptacle Solid Lines

DIM040870            35 Watt Connector/Receptacle Solid Lines

                                                                          EUROPE

000213889            5 Watt Connector/Receptacle (Revised)

000188958            15,25,35 Watt Connector/Receptacle

                                                                           INDIA

TBD                  5 Watt Connector Solid Lines

TBD                  5 Watt Receptacle Solid Lines

TBD                  15 Watt Connector Solid Lines

TBD                  15 Watt Receptacle Solid Lines

TBD                  25 Watt Connector Solid Lines

TBD                  25 Watt Receptacle Solid Lines

TBD                  35 Watt Connector Solid Lines

TBD                  35 Watt Receptacle Solid Lines

                                                                          ISRAEL

39540                5-35 Watt Connector/Receptacle Dashed/Solid

                                                                           JAPAN

2004-023,370         5 Watt Connector Dashed/Solid Lines

2004-023,371         5 Watt Receptacle Dashed/Solid Lines

2004-023,377         15 Watt Connector Dashed/Solid Lines

2004-023,378         15 Watt Receptacle Dashed/Solid Lines

2004-023,379         25 Watt Connector Dashed/Solid Lines

2004-023,381         25 Watt Receptacle Dashed/Solid Lines

2004-023,383         35 Watt Connector Dashed/Solid Lines

2004-023,384         35 Watt Receptacle Dashed/Solid Lines

                                                                          NORWAY

TBD                  5-35 Watt Connector/Receptacle

                                                                          RUSSIA

2004502018           5-35 Watt Connectors - Solid Lines

2004502019           5-35 Watt Receptacle - Solid Lines

                                                                    SOUTH AFRICA

2004/1001            5 Watt Connector Dashed/Solid Lines

2004/1000            5 Watt Receptacle Dashed/Solid Lines

2004/1003            15 Watt Connector Dashed/Solid Lines

2004/1002            15 Watt Receptacle Dashed/Solid Lines

2004/1005            25 Watt Connector Dashed/Solid Lines

2004/1004            25 Watt Receptacle Dashed/Solid Lines

2004/1007            35 Watt Connector Dashed/Solid Lines

2004/1006            35 Watt Receptacle Dashed/Solid Lines

                                                                     SOUTH KOREA

30-2004-0023709      5 Watt Connector Dashed Lines

30-2004-0023710      5 Watt Receptacle Dashed Lines

30-2004-0023711      15 Watt Connector Dashed Lines

30-2004-0023712      15 Watt Receptacle Dashed Lines

30-2004-0023713      25 Watt Connector Dashed Lines

30-2004-0023714      25 Watt Receptacle Dashed Lines

30-2004-0023715      35 Watt Connector Dashed Lines

30-2004-0023716      35 Watt Receptacle Dashed Lines

                                                                          TAIWAN

93304600             5 Watt Connector Dashed/Solid Lines

93304601             5 Watt Receptacle Dashed/Solid Lines

93304602             15 Watt Connector Dashed/Solid Lines

93304603             15 Watt Receptacle Dashed/Solid Lines

93304604             25 Watt Connector Dashed/Solid Lines

93304605             25 Watt Receptacle Dashed/Solid Lines

93304606             35 Watt Connector Dashed/Solid Lines

93304607             35 Watt Receptacle Dashed/Solid Lines

                                    EXHIBIT B

                                  ITIP PRODUCTS


1. Low-Power (70 watts or less) combination AC/DC power adapters for cell phones, digital cameras, MP3 players, game boys, DVD players, and other electronic devices (the "Squirt" and "Squirt Derivative"), but not for use with Portable Computers.

2. Low-Power (70 watts or less) cigarette lighter adapters (CLA) for cell phones, digital cameras, MP3 players, game boys, DVD players, and other electronic devices, but not for use with Portable Computers.

3. Low-Power (70 watts or less) mobile AC power adapters for cell phones, digital cameras, MP3 players, game boys, DVD players, and other electronic devices, but not for use with Portable Computers.

4.    Dual Power.

5.    iTips (i.e., tips) for the above power products or any other iTip
      Products.


                                COMPUTER PRODUCTS


1. 65 watt, 70 watt, 90 watt, 120 watt, 130 watt, and other power versions of Mobility's combinations AC/DC universal power adapters (i.e., Juice or Everywhere Power) for Portable Computers with simultaneous charging of a secondary device.

2. 65 watt, 70 watt, 90 watt, 120 watt, 130 watt, and other power versions of Mobility's AC universal power adapters (ICE or wall power) for Portable Computers with simultaneous charging of a secondary device.

3. 65 watt, 70 watt, 90 watt, 120 watt, 130 watt, and other power versions of Mobility's DC universal power adapters (power extender or auto power) for Portable Computers with simultaneous charging of a secondary device.

4.    Any tip or iTip for any of the above products.

                                    EXHIBIT C

                    EXCLUDED CUSTOMERS FOR COMPUTER PRODUCTS


                                       [*]


--------------------------------------------------------------------------------
* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

                                    EXHIBIT D

                        EXISTING MOBILITY SALES POLICIES


The following summarizes the standard policies adhered to by the Mobility Electronics, Inc. ("Mobility") sales force and sales agents acting on behalf of Mobility sales management.

These policies are continually under review and subject to amendment as deemed necessary for the effective management of new and existing sales opportunities. Approval for deviation from the following policies is available only from Mobility sales management and must be in written documented form.

                                 SALES POLICIES

PAYMENT TERMS

      NET 30 DAYS. EXCEPTIONS WILL BE CONSIDERED BY MOBILITY'S CONTROLLER AND/OR CREDIT MANAGER ON A CASE BY CASE BASIS.

CREDIT LIMITS

      POTENTIAL NEW CUSTOMERS MUST SUBMIT A CREDIT APPLICATION. DETERMINATION OF CREDIT LIMIT WILL BE MADE BY MOBILITY'S CREDIT MANAGER.

MARKETING DEVELOPMENT FUNDS

      PROPOSALS FOR ECONOMICALLY JUSTIFIED MARKET DEVELOPMENT FUNDS WILL BE CONSIDERED ON A CASE BY CASE BASIS. ALL SUCH PROGRAMS REQUIRE PRIOR APPROVAL FROM MOBILITY MANAGEMENT.

POWER PRODUCT BRANDING

      POWER PRODUCTS MUST CONTAIN "ITIP" COMPATIBLE BRANDING, IN ACCORDANCE WITH MOBILITY'S BRANDING GUIDELINES. LICENSE TO UTILIZE "IGO" BRANDING AVAILABLE UPON TERMS AGREEABLE TO MOBILITY MANAGEMENT. ALL PACKAGING AND BRANDING MUST COMPLY WITH MOBILITY TRADEMARK USAGE GUIDELINES AND REQUIRES MOBILITY PRIOR WRITTEN REVIEW AND APPROVAL.

PRICING QUOTATIONS

      SEE MOBILITY PRICING MATRIX FOR CUSTOMER DEFINITIONS AND PRICING TIERS. ALL PRICE QUOTES MUST COMPLY WITH THIS PRICE STRUCTURE, UNLESS PRIOR WRITTEN APPROVAL IS OBTAINED FROM MOBILITY. THE PRICING MATRIX IS CONFIDENTIAL AND CANNOT BE DISCLOSED TO ANY THIRD PARTY; PROVIDED, HOWEVER, IF NECESSARY TO MAKE A SALE, THE SPECIFIC PRICING TIER INFORMATION CAN BE SHARED WITH A CUSTOMER (BUT ONLY THE PRICING WITH RESPECT TO THE APPLICABLE CUSTOMER TIER).

ORDER SUBMISSION AND ACCEPTANCE

      VERBAL ORDERS ARE NOT ACCEPTABLE. FACSIMILE, MAIL OR ELECTRONIC SUBMISSION REQUIRED FOR ALL ORDERS.

      ALL ORDERS REQUIRE MOBILITY'S PRIOR WRITTEN ACCEPTANCE.

      MOBILITY ELECTRONICS
      17800 NORTH PERIMETER DRIVE, SUITE 200
      SCOTTSDALE, AZ 85255
      FAX 480-281-7742
      EMAIL - BSTECH@MOBL.COM, ANEWBY@MOBL.COM OR MEAGLESPIRIT@MOBL.COM

LEAD-TIME FOR ORDER SHIPMENT

      CUSTOMER MUST PROVIDE MOBILITY WITH A 16-WEEK ROLLING FORECAST FOR PLANNING PURPOSES ONLY.

      ORDER LEAD-TIME FOR "DERIVATIVE" PRODUCTS (DIFFERENT CABLES, TIPS, PACKAGING, ETC) IS 16-WEEKS.

      ORDER LEAD-TIME FOR REPLENISHMENT OF EXISTING PRODUCTS (NO CHANGES) IS 12 WEEKS.

ORDER CANCELLATION AND RE-SCHEDULING

      FACSIMILE, MAIL OR ELECTRONIC SUBMISSION REQUIRED FOR ALL ORDER CANCELLATIONS AND RE-SCHEDULED DELIVERY DATES.

      MOBILITY ELECTRONICS
      17800 NORTH PERIMETER DRIVE, SUITE 200
      SCOTTSDALE, AZ 85255
      FAX 480-281-7742
      EMAIL - BSTECH@MOBL.COM, ANEWBY@MOBL.COM OR MEAGLESPIRIT@MOBL.COM

      OPEN PURCHASE ORDERS MAY BE MODIFIED UPON WRITTEN NOTICE PER THE FOLLOWING
      SCHEDULE:

           BEFORE           INCREASE  DECREASE  CANCEL  RESCHEDULE
           SHIPMENT
           ---------------  --------  --------  ------  ----------
           31-60 DAYS       15%       15%       0%      50% (UP TO 60 DAYS)

           61-90 DAYS       50%       50%       25%     100% (UP TO 60DAYS)

           90+ DAYS         100%      100%      100%


      CANCELLED ORDERS WILL NOT RELEASE CUSTOMER FROM LONG LEAD-TIME COMPONENTS (DEFINED AS BEYOND 60 DAYS LEAD-TIME FOR ANY GIVEN COMPONENT).

SHIPPING TERMS

      FOB POINT OF MANUFACTURE, UNLESS OTHERWISE APPROVED BY MOBILITY IN
      WRITING.

RETURNS

      DEFECTIVE MATERIALS ARE RETURNABLE FOR CREDIT UPON VERIFICATION OF FAILURE BY MOBILITY ELECTRONICS OR AUTHORIZED 3RD PARTY TESTING PARTY. CREDIT PROVIDED UPON FAILURE VERIFICATION. NON-DEFECTIVE MATERIALS WILL BE RETURNED TO CUSTOMER AND CUSTOMER WILL BE CHARGED FOR REPACKING, HANDLING, SORTING AND TESTING OF THE NON-DEFECTIVE MATERIALS.

WARRANTY

      SEE SPECIFIC PRODUCT FOR APPLICABLE WARRANTY.

RETURN MATERIAL AUTHORIZATION (RMA)

      FACSIMILE, MAIL OR ELECTRONIC SUBMISSION REQUIRED FOR ALL RMA REQUESTS.

      MOBILITY ELECTRONICS
      17800 NORTH PERIMETER DRIVE, SUITE 200
      SCOTTSDALE, AZ 85255
      FAX 480-281-7742
      EMAIL - BSTECH@MOBL.COM, ANEWBY@MOBL.COM OR MEAGLESPIRIT@MOBL.COM

      UPON RECEIPT AND ACCEPTANCE, MOBILITY ELECTRONICS WILL PROVIDE CUSTOMER WITH RMA NUMBER AND SHIPPING INSTRUCTIONS.

                                    EXHIBIT E

                                 TRANSITION PLAN


      During the "Transition Period," as defined below, RadioShack Corporation ("RadioShack") shall purchase the following products (the "Listed Products") from Mobility at the following prices for re-sale exclusively through the RadioShack Channels:


PRODUCT                   TRANSITION PRICE         COMMENT
-------                   ----------------         -------
[*]                       [*]                      [*]
[*]                       [*]                      [*]
[*]                       [*]                      [*]
[*]                       [*]                      [*]
[*]                       [*]                      [*]
[*]                       [*]                      [*]
[*]                       [*]                      [*]


      "Transition Period" shall mean the period between March 31, 2005 and the earlier of (a) December 31, 2005 and (b) the date on which RadioShack's iTips Product Commission, as defined in and pursuant to that certain Sales Representative Agreement between RadioShack and Mobility dated as of March 31, 2005 (the "iTip Sales Rep Agreement"), equals or exceeds, on a pro forma basis, the following: (i) the number of units of above Listed Products sold by RadioShack for a calendar quarter, multiplied by (ii) the cost of the above Listed Products to RadioShack per Mobility's most favorable pricing for retail customers purchasing similar volumes minus the cost of the above Listed Products at the costs listed above.

      [*].

      No iTips Product Commission will be paid by Mobility to RadioShack or Sales Rep on sales of the above Listed Products to RadioShack until the Transition Period expires.

--------------------------------------------------------------------------------
* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.


                                       E-1